UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/15/2005

BANK OF THE JAMES FINANCIAL GROUP INC
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50548

VA	20-0500300
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

828 Main St., P.O. Box 1200, Lynchburg, VA 24504
(Address of principal executive offices, including zip code)

434-846-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 15, 2005, Ronald V. Dolan, a member of the board of directors of Bank of the James Financial Group, Inc. (the "Company"), died. Mr. Dolan served on the Executive and Audit Committees of the Company. Mr. Dolan was designated as the "audit committee financial expert" as defined by Item 401(e) of Regulation S-B. As a result of Mr. Dolan's death and the loss of his services, the Company presently does not have an audit committee financial expert designated. The Company intends to designate an audit committee financial expert as soon as practicable.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE JAMES FINANCIAL GROUP INC

Date: November 21, 2005	By:	/s/ J. Todd Scruggs
J. Todd Scruggs
Secretary-Treasurer